As filed with the Securities and Exchange Commission on April 9, 2013

Registration Statement No. 333-__________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

FIRST COMMUNITY BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Nevada	55-0694814
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

P.O. Box 989

Bluefield, Virginia 24605-0989

(276) 326-9000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John M. Mendez

President and Chief Executive Officer

P.O. Box 989

Bluefield, Virginia 24605-0989

(276) 326-9000

(Name, address, including zip code, and telephone number, including area code, of agent for service of process)

with copies to:

Sandra M. Murphy, Esq.

Bowles Rice LLP

600 Quarrier Street

Charleston, West Virginia 25301

(304) 347-1131

Approximate date of commencement of proposed sale to the public:

From time to time after this registration statement becomes effective as the Registrant shall determine

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with the dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definition of “accelerated filer,” “large accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer	☐		Accelerated filer	☑

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered (1)	Amount to be registered (2)	Proposed maximum offering price per unit (3)	Proposed maximum aggregate offering price (1)(2)(3)(4)(5)	Amount of Registration Fee (4)

First Community Bancshares, Inc.:
Common Stock
Preferred Stock
Debt Securities (6)
Warrants to purchase Common Stock
Warrants to purchase Preferred Stock
Units
Total:	$200,000,000		$200,000,000	$27,280	(7)

(1)	Any securities registered hereunder may be sold separately or together with other securities registered hereunder as units.
(2)	Includes such indeterminate number of shares of common stock, shares of preferred stock, debt securities, warrants and units that First Community Bancshares, Inc. may sell pursuant to this Registration Statement, which may not exceed the maximum aggregate offering price of $200,000,000.00. The securities registered also include such indeterminate principal amount, liquidation amount or number of identified classes of securities as may be issued upon conversion, redemption, exercise or settlement of, or exchange for, common stock, preferred stock, debt securities, warrants or units, including pursuant to the anti-dilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered hereunder include such indeterminate number of securities as may be issuable with respect to the securities being registered hereunder as a result of splits, security dividends or similar transactions. If any debt securities are issued at an original issue discount, then the offering price will be in such greater principal amount as will result in an aggregate initial offering price not to exceed $200,000,000.00 less the dollar amount of any securities previously issued, so that in no event will the aggregate initial offering price of any securities issued under this Registration Statement exceed $200,000,000.00.
(3)	Omitted pursuant to General Instruction II.D of Form S-3. The proposed maximum offering price per class of security will be determined from time to time by First Community Bancshares, Inc. in connection with, and at the time of, the issuance by First Community Bancshares, Inc. of the securities registered hereunder.
(4)	Estimated in accordance with Rule 457(o) under the Securities Act solely for the purpose of calculating the registration fee.
(5)	In no event will the aggregate initial offering price of the securities issued under this Registration Statement exceed the amount registered above or the equivalent thereof in one or more foreign currencies or currency units.
(6)	May consist of one or more series of senior or subordinated debt.
(7)	Pursuant to Rule 457(p) under the Securities Act, the Registrant has partially offset the $27,280 registration fee due herewith with the $14,260 registration fee previously paid in connection with the Registrant’s Registration Statement on Form S-3 (File No. 333-165965), filed on April 8, 2010. The remaining $13,020 portion of the registration fee is submitted herewith.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell any of these securities or accept your offer to buy any of them until the documentation filed with the SEC relating to these securities has been declared “effective” by the SEC. This prospectus is not an offer to sell these securities or our solicitation of your offer to buy these securities in any state or other jurisdiction where the offer and sale would not be permitted or legal.

SUBJECT TO COMPLETION, DATED APRIL 9, 2013

PROSPECTUS

FIRST COMMUNITY BANCSHARES, INC.

$200,000,000

COMMON STOCK, PREFERRED STOCK, DEBT SECURITIES, WARRANTS, AND UNITS

We may offer from time to time common stock, preferred stock, debt securities, warrants and units. Our debt securities may consist of debentures, notes or other types of debt. We may also issue any of the common stock, preferred stock, debt securities, warrants or units upon the conversion, exchange or exercise of any of the securities listed above. The aggregate initial offering price of the securities that we offer will not exceed $200,000,000.

We will offer the securities in amounts, at prices and on terms to be determined by market conditions at the time of the offering. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements also may add, update or change information contained in this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement describing the method and terms of the offering. You should read this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Incorporation of Certain Documents by Reference” carefully before you invest.

Our common stock is listed on The NASDAQ Global Select Market under the symbol “FCBC.”

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

Investing in our securities involves a high degree of risk. You should consider carefully the risks and uncertainties in the section entitled “Risk Factors” beginning on page 6 of this prospectus, in any prospectus supplement relating to an offering of those securities, and in the documents we file with the Securities and Exchange Commission before investing in our securities.

These securities will be our equity securities or unsecured obligations, will not be savings accounts, deposits or other obligations of any bank or savings association, and will not be insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 9, 2013.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1
WHERE YOU CAN FIND MORE INFORMATION	1
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	2
SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION	3
PROSPECTUS SUMMARY	4
RISK FACTORS	5
FIRST COMMUNITY BANCSHARES, INC.	5
USE OF PROCEEDS	6
RATIOS OF EARNINGS TO FIXED CHARGES	6
REGULATORY CONSIDERATIONS	6
DESCRIPTION OF COMMON STOCK	7
DESCRIPTION OF PREFERRED STOCK	9
DESCRIPTION OF DEBT SECURITIES	12
DESCRIPTION OF WARRANTS	17
DESCRIPTION OF UNITS	18
PLAN OF DISTRIBUTION	18
LEGAL MATTERS	20
EXPERTS	20

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ABOUT THIS PROSPECTUS

Unless the context requires otherwise, in this prospectus we use the terms “we,” “us,” “our,” “First Community” and the “Company” to refer to First Community Bancshares, Inc. The terms “Bank” and “First Community Bank” refer to First Community Bank, our community bank subsidiary.

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under the shelf registration process, using this prospectus, together with a prospectus supplement, we may sell, from time to time, in one or more offerings, any combination of the securities described in this prospectus in a dollar amount that does not exceed $200,000,000 in the aggregate, denominated in U.S. dollars or the equivalent in foreign currencies, currency units or composite currencies.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities pursuant to this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with any additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

Our SEC registration statement containing this prospectus, including the exhibits, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC’s web site or at the SEC’s offices. The SEC’s web site and street address are provided under the heading “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference in this prospectus or a supplement to this prospectus. We have not authorized anyone to provide you with different information. This document may be used only in jurisdictions where offers and sales of these securities are permitted. You should not assume that information contained in this prospectus, in any supplement to this prospectus or in any document incorporated by reference is accurate as of any date other than the date of the document that contains the information, regardless of when this prospectus is delivered or when any sale of our securities occurs.

We may sell our securities to underwriters who will in turn sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents that we may designate from time to time. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with our agents, to reject, in whole or in part, any of those offers.

A prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters and the estimated net proceeds to be received by First Community. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is a part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act.

This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. Statements contained in this prospectus concerning the provisions of such documents are necessarily summaries of such documents and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC.

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We file periodic reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may read and copy any periodic reports, proxy statements or other information we file at the SEC’s public reference room in Washington, D.C., which is located at the following address: Public Reference Room, 100 F Street N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the SEC’s public reference room.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus and information that we file subsequently with the SEC will automatically update this prospectus. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the initial filing of the registration statement that contains this prospectus and prior to the time that we sell all the securities offered by this prospectus, provided, however, that we are not incorporating any information deemed “furnished” in accordance with SEC rules:

(a)	Our Annual Report on Form 10-K for the year ended December 31, 2012, filed on March 15, 2013, including portions incorporated by reference therein to our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 13, 2013.
(b)	Our Current Reports on Form 8-K and 8-K/A (in each case, other than information and exhibits “furnished” to and not “filed” with the SEC in accordance with SEC rules) filed on January 2, 2013, January 23, 2013, February 1, 2013 and February 25, 2013.
(c)	The description of our common stock contained in our Form 8-A as filed with the SEC pursuant to Sections 12(b) and 12(g) of the Exchange Act, on May 20, 1991.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address and telephone number:

First Community Bancshares, Inc.

One Community Place

Bluefield, Virginia 24605-0989

Attention: Robert L. Schumacher,

General Counsel

(276) 326-9000

In addition, we maintain a corporate website, www.fcbinc.com. We make available through our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. This reference to our website is for the convenience of investors as required by the SEC and shall not be deemed to incorporate any information on the website into this registration statement, prospectus and any prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement. We have not authorized anyone else to provide you with additional or different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in states where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of those documents.

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SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus and any accompanying prospectus supplements contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These forward-looking statements represent plans, estimates, objectives, goals, guidelines, expectations, intentions, projections and statements of our beliefs concerning future events, business plans, objectives, expected operating results and the assumptions upon which those statements are based. Forward-looking statements include without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and are typically identified with words such as “may,” “could,” “should,” “will,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” or words or phases of similar meaning. We caution that the forward-looking statements are based largely on our expectations and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond our control. Actual results, performance or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements.

The following factors, among others, could cause our financial performance to differ materially from that expressed in such forward-looking statements:

•	the strength of the United States economy in general and the strength of the local economies in which the Company conducts operations;

•	geopolitical conditions, including acts or threats of terrorism, actions taken by the United States or other governments in response to acts or threats of terrorism and/or military conflicts, which could impact business and economic conditions in the United States and abroad;

•	the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”); inflation, interest rate, market and monetary fluctuations;

•	the timely development of competitive new products and services and the acceptance of these products and services by new and existing customers;

•	the willingness of users to substitute competitors’ products and services for our products and services;

•	the impact of changes in financial services policies, laws and regulations, including laws, regulations and policies concerning taxes, banking, securities and insurance, and the application thereof by regulatory bodies;

•	technological changes;

•	the effect of acquisitions we may make, including, without limitation, the failure to achieve the expected revenue growth and/or expense savings from such acquisitions;

•	the growth and profitability of non-interest or fee income being less than expected;

•	changes in consumer spending and savings habits; and

•	unanticipated regulatory or judicial proceedings.

If one or more of the factors affecting our forward-looking information and statements proves incorrect, then our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements contained in this prospectus and in the information incorporated by reference herein. Therefore, we caution you not to place undue reliance on our forward-looking information and statements. We will not update the forward-looking statements to reflect actual results or changes in the factors affecting the forwarding-looking statements.

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PROSPECTUS SUMMARY

This summary highlights selected information about First Community and a general description of the securities we may offer. This summary is not complete and does not contain all of the information that may be important to you. For a more complete understanding of us and the terms of the securities we will offer, you should read carefully this entire prospectus, including the “Risk Factors” section, the applicable prospectus supplement for the securities and the other documents we refer to and incorporate by reference. In particular, we incorporate important business and financial information into this prospectus by reference.

The Securities We May Offer

We may use this prospectus to offer securities in an aggregate amount of up to $200,000,000 in one or more offerings. A prospectus supplement, which we will provide each time we offer securities, will describe the amounts, prices and detailed terms of the securities and may describe risks associated with an investment in the securities in addition to those described in the “Risk Factors” section of this prospectus. We will also include in the prospectus supplement, where applicable, information about material United States federal income tax considerations relating to the securities. Terms used in this prospectus will have the meanings described in this prospectus unless otherwise specified.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept or to reject in whole or in part any proposed purchase of our securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of our securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

Common Stock

We may sell shares of our common stock, with a par value of $1.00 per share. In a prospectus supplement, we will describe the aggregate number of shares offered and the offering price or prices of those shares.

Preferred Stock

We may sell shares of our preferred stock in one or more series. In a prospectus supplement, we will describe the specific designation, the aggregate number of shares offered, the dividend rate or manner of calculating the dividend rate, the dividend periods or manner of calculating the dividend periods, the ranking of the shares of the series with respect to dividends, liquidation and dissolution, the stated value of the shares of the series, the voting rights of the shares of the series, if any, whether and on what terms the shares of the series will be convertible or exchangeable, whether and on what terms we can redeem the shares of the series, whether we will list the preferred stock on a securities exchange and any other specific terms of the series of preferred stock.

Debt Securities

Our debt securities may be senior or subordinated in priority of payment. We will provide a prospectus supplement that describes the ranking, whether senior or subordinated, the specific designation, the aggregate principal amount, the purchase price, the maturity, the redemption terms, the interest rate or manner of calculating the interest rate, the time of payment of interest, if any, the terms for any conversion or exchange, including the terms relating to the adjustment of any conversion or exchange mechanism, the listing, if any, on a securities exchange and any other specific terms of the debt securities.

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Warrants

We may sell warrants to purchase our debt securities, shares of common stock or shares of our preferred stock. In a prospectus supplement, we will inform you of the exercise price and other specific terms of the warrants, including whether our or your obligations, if any, under any warrants may be satisfied by delivering or purchasing the underlying securities or their cash value.

Units

We may sell any combination of one or more of the other securities described in this prospectus, together as units. In a prospectus supplement, we will describe the particular combination of securities constituting any units and any other specific terms of the units.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment decision, you should carefully read and consider the risk factors incorporated by reference in this prospectus, as well as those contained in any applicable prospectus supplement, as the same may be updated from time to time by our future filings with the SEC under the Exchange Act. You should also refer to other information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes incorporated by reference herein. Additional risks and uncertainties not presently known to us at this time or that we currently deem immaterial may also materially and adversely affect our business and operations.

FIRST COMMUNITY BANCSHARES, INC.

Our Company

First Community is a financial holding company incorporated under the laws of the State of Nevada and serves as the holding company for First Community Bank, a Virginia chartered banking institution. Through First Community Bank, we provide financial, trust and investment advisory services and insurance products to individuals and commercial customers through 71 locations in Virginia, West Virginia, North Carolina, South Carolina and Tennessee. The Company is also the parent of GreenPoint Insurance Group, Inc., a North Carolina-based full-service insurance agency offering commercial and personal lines of insurance. First Community Bank is the parent of First Community Wealth Management, a registered investment advisory firm that offers wealth management and investment advice. The Company is the Common Stockholder of FCBI Capital Trust, which was created in October 2003 to issue trust preferred securities to raise capital for the company. Our common stock is traded on The NASDAQ Global Select Market under the symbol “FCBC.”

We have focused our growth efforts on building financial partnerships and more enduring and complete relationships with businesses and individuals through a very personal and local approach to banking and financial services. We and our operations are guided by a strategic plan which includes growth through acquisitions and office expansion in new market areas, including strategically identified metro markets in the five states noted above in which we conduct our business. While our mission remains that of a community bank, management believes that entry into new markets will accelerate our growth rate by diversifying the demographics of our customer base and customer prospects and by generally increasing our sales and service network.

As of December 31, 2012, we had total assets of $2.73 billion, total stockholders’ equity of $356.32 million, net loans held for investment of $1.69 billion, and total deposits of $2.03 billion.

Our principal executive offices are located at One Community Place, Bluefield, Virginia 24605 and our telephone number is (276) 326-9000. Our Internet address is www.fcbinc.com. The reference to our website address does not constitute incorporation by reference of the information contained on the website, which should not be considered part of this prospectus or any prospectus supplement.

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USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we will use the proceeds from the sale of the securities described in this prospectus for general corporate purposes and to support our ongoing and future anticipated growth. Pending such use, we may temporarily invest the proceeds or use them to reduce short-term indebtedness. The applicable prospectus supplement will provide more details on the use of proceeds of any specific offering.

RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratios of earnings to fixed charges for the periods presented:

	For the years ended December 31,
	2012	2011	2010	2009	2008
Ratio (Deficiency) of earnings to fixed charges (1):
Including deposit interest	314%	232%	198%	$(66,850)	$(1,532)
Excluding deposit interest	526%	406%	390%	$(66,850)	$(1,532)

Ratio (Deficiency) of earnings to fixed charges and preferred dividends (1)(2):
Including deposit interest	303%	228%	198%	$(66,850)	$(1,532)
Excluding deposit interest	486%	385%	390%	$(66,850)	$(1,532)

(1)	“Earnings” consist of income from continuing operations before adjustments for income taxes plus fixed charges. “Fixed charges” consist of interest costs, the interest component of rental expense and amortization of debt issuance costs.
(2)	On November 21, 2008, we sold fixed rate cumulative perpetual preferred stock, series A (the “Series A Preferred Stock”), to the U.S. Department of the Treasury (the “Treasury”) under the voluntary TARP Capital Purchase Program. On July 8, 2009, we repurchased all of the outstanding shares of Series A Preferred Stock from the Treasury.

REGULATORY CONSIDERATIONS

We are extensively regulated under both federal and state law. As a bank holding company registered under the Bank Holding Company Act of 1956, we are subject to supervision, regulation and examination by the Federal Reserve Board. We are also registered under the bank holding company laws of Virginia, and accordingly are subject to regulation and supervision by the Virginia State Corporation Commission. Our subsidiary bank, First Community Bank, is a Virginia state-chartered bank regulated and supervised by the Virginia Bureau of Financial Institutions (the “Virginia Bureau”), and as a member of the Federal Reserve, First Community Bank’s primary regulator is the Federal Reserve Bank of Richmond. The deposit insurance for accounts with First Community Bank is provided by the Federal Deposit Insurance Corporation (the “FDIC”) through the Deposit Insurance Fund. For a discussion of the material elements of the regulatory framework applicable to bank holding companies and their subsidiaries and specific information relevant to us, please refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, and any subsequent reports we file with the SEC, which are incorporated by reference in this prospectus.

This regulatory framework is intended primarily for the protection of depositors and the Deposit Insurance Fund, and not for the protection of security holders. As a result of this regulatory framework, our earnings are affected by actions of the Federal Reserve Board, the Virginia Bureau, which regulates our bank subsidiary, the FDIC, which insures the deposits of our bank subsidiary within certain limits, and the SEC. Depository institutions, like our bank subsidiary, are also affected by various federal and state laws, including those relating to consumer protection and similar matters.

Our earnings are also affected by general economic conditions, our management policies and legislative action. In addition, there are numerous governmental requirements and regulations that affect our business activities. A change in applicable statutes, regulations or regulatory policy may have a material effect on our business.

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DESCRIPTION OF COMMON STOCK

The following is a brief description of the terms of our common stock and certain provisions of Nevada and federal law. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to our articles of incorporation, as amended, our bylaws, as amended, and Nevada and federal law, as well as the description of our common stock which is incorporated by reference herein through our previous filings with the SEC. You can obtain copies of our articles of incorporation, as amended, and our bylaws, as amended, by following the directions under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference”.

General

This section of the prospectus describes the material terms and provisions of our common stock. When we offer to sell shares of our common stock, we will describe the specific terms of the offering and the shares in a supplement to this prospectus. This summary does not purport to be exhaustive and is qualified in its entirety by reference to our articles of incorporation, as amended, our bylaws, as amended, and the applicable provisions of Nevada law.

Our authorized capital stock consists of 50,000,000 shares of our common stock, par value $1.00 per share, 25,000 shares of Series A Preferred Stock, and up to 1,000,000 shares of undesignated preferred stock. As of March 31, 2013, there were 19,993,936 shares of our common stock issued and outstanding, approximately 496,780 shares of stock issuable upon exercise of outstanding stock options, 648,641 shares of common stock reserved for future issuance under our stock option and equity incentive plans, and 17,421 shares of Series A Preferred Stock issued and outstanding. Our authorized capital stock may be increased and altered from time to time in the manner prescribed by Nevada law upon the vote of at least a majority of the shares entitled to vote on the matter. Our shares of common stock are traded on The NASDAQ Global Select Market under the symbol “FCBC.”

Each share of our common stock is entitled to one vote on all matters submitted to a vote at any meeting of stockholders. Holders of our common stock are entitled to receive dividends when, as, and if declared by our board of directors out of funds legally available therefor. We pay dividends on our common stock only if we have paid or provided for all dividends on our outstanding Series A Preferred Stock, for the then current period and, in the case of any cumulative preferred stock that we may issue in the future, all prior periods. Upon liquidation, dissolution or winding up of the Company, holders of our common stock are entitled to receive pro rata our assets, if any, available for distribution after the payment of creditors and the preferences of Series A Preferred Stock, and any other class or series of preferred stock outstanding at the time of any such liquidation. Holders of our common stock have no preemptive rights to subscribe for any additional securities of any class that we may issue, nor any conversion, redemption or sinking fund rights. Holders of our common stock have no right to cumulate votes in the election of directors. The rights and privileges of holders of our common stock are subject to any preferences that our board of directors may set for any series of preferred stock that we may issue in the future.

Transactions with Interested Persons

Under the Nevada Revised Statutes, or NRS, a transaction with First Community (i) in which a First Community director or officer has a direct or indirect interest, or (ii) involving another corporation, firm or association in which one or more of First Community’s directors or officers are directors or officers of the corporation, firm or association or have a financial interest in the corporation firm or association, is not void or voidable solely because of the director’s or officer’s interest or common role in the transaction if any one of the following circumstances exists:

•	the fact of the common directorship, office or financial interest is known to the board of directors or a committee of the board of directors and a majority of disinterested directors on the board of directors (or on the committee) authorized, approved or ratified the transaction;

•	the fact of the common directorship, office or financial interest is known to the stockholders and disinterested stockholders holding a majority of the shares held by disinterested stockholders authorized, approved or ratified the transaction;

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•	the fact of the common directorship, office or financial interest is not known to the director or officer at the time the transaction is brought to the board of directors for action; or

•	the transaction was fair to First Community at the time it is authorized or approved.

Control Share Acquisition Provisions

Nevada law contains provisions that, under certain circumstances, would preclude an acquirer of the shares of a Nevada corporation who crosses one of three voting thresholds (20%, 33 1/3% or 50%) from obtaining voting rights with respect to such shares unless the disinterested holders of a majority of the shares of First Community held by disinterested stockholders votes to accord voting power to such shares. The statute provides that, if authorized by the articles of incorporation or bylaws in effect on the 10th day following the acquisition of the controlling interest by an acquiring person, First Community may call for redemption of not less than all of the control shares at the average price paid for the control shares if the acquirer has not complied with certain procedural requirements or if the control shares are not accorded full voting rights by the stockholders.

Combinations with Interested Stockholders

Under the NRS, except under certain circumstances, a corporation is not permitted to engage in a business combination with any “interested stockholder” for a period of three years following the date such stockholder became an interested stockholder. An “interested stockholder” is a person or entity who owns 10% or more of the outstanding shares of voting stock. Nevada permits a corporation to opt out of the application of these business combination provisions by so providing in the articles of incorporation. First Community opted out of the application of these business combination provisions in its articles of incorporation, as amended. Instead, First Community’s articles of incorporation, as amended, require the approval of holders of more than 85% of First Community’s outstanding shares entitled to vote thereon for any of the following transactions between First Community and any individual, firm, corporation or other entity (or any affiliate of any of the foregoing) that directly or indirectly beneficially owns 15% or more of First Community’s outstanding shares of stock entitled to vote for the election of directors:

•	any merger or consolidation of First Community or any subsidiary of First Community with or into the firm, corporation or other entity;

•	any sale, lease, exchange, transfer or other disposition (whether in a single transaction or a series of related transactions) to or with the individual, firm, corporation or other entity of any assets of First Community or any subsidiary of First Community when such assets have an aggregate fair market value of $5,000,000 or more;

•	the issuance or transfer to or with the individual, firm, corporation or other entity by First Community or any subsidiary of First Community of any equity securities of First Community or any subsidiary of First Community where any such equity securities have an aggregate fair market value of $5,000,000 or more;

•	the adoption of any plan or proposal for the liquidation or dissolution of First Community; or

•	any agreement, contract or other arrangement providing for any of the foregoing.

Restrictions on Ownership

The Bank Holding Company Act of 1956, as amended (the “BHC Act”), requires any “bank holding company,” as defined in the BHC Act, to obtain the approval of the Federal Reserve Board prior to the acquisition of 5% or more of our common stock. Any person, other than a bank holding company, is required to obtain prior approval of the Federal Reserve Board to acquire 10% or more of our common stock under the Change in Bank Control Act of 1978, as amended (the “CBC Act”). Any entity that owns 25% or more of our common stock, or owns 5% or more if such holder otherwise exercises a “controlling influence” over us, is subject to regulation as a bank holding company under the BHC Act.

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Transfer Agent

The transfer agent and registrar for First Community common stock is Computershare.

DESCRIPTION OF PREFERRED STOCK

Under First Community's articles of incorporation, as amended, First Community may issue shares of First Community preferred stock in one or more series, as may be determined by the First Community's board of directors or a duly authorized committee. The First Community's board of directors or committee may also establish, from time to time, the number of shares to be included in each series and may fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof, and may increase or decrease the number of shares of any series without any further vote or action by the shareholders.

As of March 31, 2013, the only shares of preferred stock that are currently outstanding are 17,421 shares of Series A Preferred Stock that were issued in a private placement transaction exempt from the registration requirements of the Securities Act. Each share of Series A Preferred Stock is convertible into 69 shares of First Community common stock at any time by the holder. If not converted sooner, the shares of Series A Preferred Stock will be mandatorily convertible into shares of our common stock on May 20, 2016.

The Series A Preferred Stock carry a dividend rate of 6.00% per annum, payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, commencing on August 15, 2011. Dividends are non-cumulative and are only payable when and if declared by our board of directors. The shares have a per share liquidation value of $1,000. First Community may redeem the shares of Series A Preferred Stock after three years, in whole or in part, at a price per share equal to the $1,000 liquidation value per preferred share, plus all declared and accrued and unpaid dividends.

No shares of Series A Preferred Stock will be offered pursuant to this prospectus or a prospectus supplement.

The following briefly summarizes some of the provisions in our articles of incorporation, as amended, our bylaws, as amended, and Nevada and federal law regarding our preferred stock that we may offer from time to time. The specific terms of a series of preferred stock that we may offer will be described in a prospectus supplement relating to that series of preferred stock. The following description, and any description of our preferred stock in a prospectus supplement, may not be complete and is qualified in all respects by reference to the provisions of our articles of incorporation, as amended, our bylaws, as amended, Nevada and federal law and the certificate of designations relating to the particular series of our preferred stock. We will file such certificate of designations with the SEC at or prior to the time of sale of that series of preferred stock. You can obtain copies of our articles of incorporation, as amended, and our bylaws, as amended, by following the directions under the heading “Where You Can Find More Information”.

General

This section of the prospectus describes the material terms and provisions of our preferred stock. When we offer to sell shares of our preferred stock, we will describe the specific terms of the offering and the shares in a supplement to this prospectus. The prospectus supplement will also indicate whether the terms and provisions described in this prospectus apply to the particular series of preferred stock. This summary does not purport to be exhaustive and is qualified in its entirety by reference to our articles of incorporation, as amended, our bylaws, as amended, and the applicable provisions of Nevada law.

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Our authorized capital stock consists of 1,000,000 shares of our preferred stock, with par value to be determined by our board of directors. Under our articles of incorporation, as amended, we may issue shares of preferred stock in one or more series, as may be determined by our board of directors or a duly authorized committee. Our board of directors or a committee thereof may also establish, from time to time, the number of shares to be included in each series and may fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof, and may increase or decrease the number of shares of any series without any further vote or action by the stockholders. Any preferred stock we may issue will rank senior to our common stock with respect to the payment of dividends or amounts paid upon liquidation, dissolution or winding up of our company, or both. In addition, any shares of our preferred stock may have class or series voting rights. Under certain circumstances, the issuance of shares of our preferred stock, or merely the existing authorization of our board of directors to issue shares of our preferred stock, may tend to discourage or impede a merger or other change in control of us. No shares of preferred stock are currently outstanding. Each series of preferred stock will be issued under a certificate of designation, which will be filed with the SEC as an exhibit to a document incorporated by reference in this prospectus concurrently with the offering of such preferred stock. It is also subject to our articles of incorporation, as amended, which is incorporated by reference as an exhibit to this registration statement.

Our board of directors is authorized to determine or fix from time to time by resolution the following terms for each series of preferred stock, which will be described in a prospectus supplement:

•	the designation of such series and the number of shares to constitute such series;
•	the par value of the shares of such series, if any;
•	the voting rights, if any;
•	the dividend rate;
•	whether dividends are cumulative and, if so, the date from which dividends cumulate;
•	the payment date for dividends;
•	redemption rights, the applicable redemption prices and such other conditions of redemption;
•	amounts payable to holders on our liquidation, dissolution or winding up;
•	the amount of the sinking fund, if any;
•	whether the shares will be convertible or exchangeable into equity, and, if so, the prices and terms of conversion and such other terms and conditions of such conversion or exchange;
•	whether future shares of the series or any future series or other class of stock is subject to any restrictions, and, if so, the nature of the restrictions;
•	the conditions or restrictions, if any, upon the issuance of any additional stock; and
•	any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof.

The preferred stock will be, when issued, fully paid and non-assessable. Holders of preferred stock will not have any preemptive or subscription rights to acquire more stock of the Company.

The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to such series.

The rights of holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future. The board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purpose. Examples of proper corporate purposes include issuances to obtain additional financing in connection with acquisitions or otherwise, and issuances to our officers, directors and employees and our subsidiaries pursuant to benefit plans or otherwise.

Rank

Unless otherwise specified in the prospectus supplement relating to the shares of any series of preferred stock, such shares will rank on an equal basis with each other series of preferred stock and prior to the common stock as to dividends and distributions of assets.

Dividends

The holders of each series of preferred stock will be entitled to receive cash dividends if declared by our board of directors out of funds we can legally use for payment The prospectus supplement will indicate the dividend rates and the dates on which we will pay dividends as to each series of preferred stock The rates may be fixed or variable or both. If the dividend rate is variable, the formula used to determine the dividend rate will be described in the prospectus supplement. We will pay dividends to the holders of record of each series of preferred stock as they appear on the record dates fixed by our board of directors.

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Our board of directors will not declare and pay a dividend on any series of preferred stock unless full dividends for all series of preferred stock ranking equal as to dividends have been declared or paid and sufficient funds are set aside for payment If dividends are not paid in full to each series of preferred stock, we will declare any dividends pro rata among the preferred stock of each series and any series of preferred stock ranking equal to any other series as to dividends. A “pro rata” declaration means that the dividends we declare per share on each series of preferred stock will bear the same relationship to each other that the full accrued dividends per share on each series of the preferred stock bear to each other.

Unless all dividends on the preferred stock of each series have been paid in full, we will not declare or pay any dividends or set aside sums for payment of dividends or distributions on any common stock or on any class of security ranking junior to a series of preferred stock, except for dividends or distributions paid for with securities ranking junior to the preferred stock. We also will not redeem, purchase, or otherwise acquire any securities ranking junior to a series of preferred stock as to dividends or liquidation preferences, except by conversion into or exchange for stock ranking junior to the series of preferred stock.

Conversion or Exchange

The applicable prospectus supplement for any series of preferred stock will state the terms, if any, on which shares of that series are convertible or exchangeable into shares of our common stock or another series of our preferred stock. The terms of any such conversion or exchange and any such preferred stock will be described in the prospectus supplement relating to such series of preferred stock.

Redemption

If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at our option of or the holder thereof and may be mandatory redeemed.

Any partial redemptions of preferred stock will be made in a way that our board of directors decides is equitable.

Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of such shares will terminate, except for the right to receive the redemption price.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of First Community, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount set forth in the prospectus supplement relating to such series of preferred stock. Such distributions will be made before any distribution is made on any securities ranking junior relating to liquidation, including common stock.

If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of such series and such other securities will share in any such distribution of our available assets on a ratable basis in proportion to the full liquidation preferences. Holders of such series of preferred stock will not be entitled to any other amounts from us after they have received their full liquidation preference.

Voting rights

The holders of shares of preferred stock will have no voting rights, except:

•	as otherwise stated in the prospectus supplement;
•	as otherwise stated in the certificate of designation establishing such series; or
•	as required by applicable law.

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Under regulations adopted by the Federal Reserve Board, if the holders of the preferred stock of any series become entitled to vote for the election of directors because dividends on the preferred stock of such series are in arrears, preferred stock of such series could be deemed a “class of voting securities.” In this instance, a holder of 25% or more of the preferred stock of such series could then be subject to regulation as a bank holding company in accordance with the BHC Act. A holder of 5% or more of such series that otherwise exercises a “controlling influence” over us could also be subject to regulation under the BHC Act. In addition, at any time a series of the preferred stock is deemed a class of voting securities, (1) any other bank holding company may be required to obtain the approval of the Federal Reserve Board to acquire or retain 5% or more of the outstanding shares of such series of preferred stock, and (2) any person other than a bank holding company may be required to file with the Federal Reserve Board under the Change in Bank Control Act to acquire or retain 10% or more of that series.

DESCRIPTION OF DEBT SECURITIES

The following briefly summarizes the general terms and provisions of the debt securities that we may offer. The specific terms of a series of debt securities that we may offer will be described in a prospectus supplement relating to that series of debt securities. The debt securities will be issued under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The forms of indenture for senior debt securities and subordinated debt securities have been filed as exhibits to the registration statement of which this prospectus is part. The terms of the debt securities will include those stated in the applicable indenture (including any supplemental indenture that specifies the terms of a particular series of debt securities) as well as those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. The indentures are subject to and governed by the terms of the Trust Indenture Act of 1939, and may be supplemented or amended from time to time following their execution. We have summarized the material portions of the indentures below, but you should read the indentures for other provisions that may be important to you.

The following description, and any description of our debt securities in a prospectus supplement, may not be complete and is qualified in all respects by reference to the provisions of the indenture and the form of certificates evidencing the debt securities relating to the particular series of our debt securities. You are encouraged to read the more detailed provisions of these documents and laws for provisions that may be important to you. So that you can easily locate the provisions of the indentures we summarize in this prospectus, we have included number in parenthesis below that refer to sections in the applicable indenture or, if no indenture is specified, to sections in each of the indentures.

General

We may issue debt securities from time to time in one or more series. Any debt securities that we issue pursuant to this prospectus will be our direct unsecured general obligations. The debt securities will be either senior debt securities or subordinated debt securities. The debt securities will be issued under separate indentures to be entered into between us and a trustee to be identified in the applicable prospectus supplement. Senior debt securities will be issued under a senior debt indenture and subordinated debt securities will be issued under a subordinated debt indenture. The senior debt indenture and the subordinated debt indenture are sometimes referred to in this prospectus individually as an “indenture” and collectively as the “indentures.”

We are a holding company and conduct substantially all of our operations through our subsidiaries. As a result, claims of holders of the debt securities will generally have a junior position to claims of creditors of our subsidiaries, except to the extent that we may be recognized as a creditor of those subsidiaries. In addition, our right to participate as a shareholder in any distribution of assets of any subsidiary (and thus the ability of holders of the debt securities to benefit as creditors of the company from such distribution) is junior to creditors of that subsidiary.

The senior debt securities will be unsecured and rank equally with all of our other senior and unsubordinated debt that we may issue. The subordinated debt securities will be unsecured and will be subordinated to all of our Senior Indebtedness (as defined below under “-Subordination”). In certain events of insolvency, the subordinated debt securities will also be subordinated to all of our Other Financial Obligations (as defined below under “- Subordination”). As of December 31, 2012, the Company’s only Senior Indebtedness and Other Financial Obligations is a committed outstanding line of credit facility with PNC Bank, National Association providing for a $15 million revolving line of credit. As of December 31, 2012, we had outstanding $15.46 million of junior subordinated debentures (the “Debentures”) that we issued in October 2003 to an unconsolidated trust subsidiary, FCBI Capital Trust. The Debentures have an interest rate of three-month LIBOR plus 2.95%. FCBI Capital Trust purchased the Debentures using the proceeds from the issuance of trust preferred securities which had substantially identical terms as the Debentures. The Debentures mature on October 8, 2033, and are currently callable.

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A prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the debt securities and whether the debt securities will be senior or subordinated debt;
•	the total principal amount of the debt securities;
•	the percentage of the principal amount at which the debt securities will be issued and any payments due if the maturity of the debt securities is accelerated;
•	the dates on which the principal of the debt securities will be payable;
•	whether the debt security is a fixed-rate debt security, a floating-rate debt security or an indexed debt security, and also whether it is an original issue discount debt security;
•	if the debt security is a fixed-rate debt security, the rate at which the debt security will bear interest, if any, the regular record dates and the interest payment dates;
•	if the debt security is a floating-rate debt security, the interest rate basis; any applicable index, currency or maturity, spread or spread multiplier or initial, maximum or minimum rate; the interest reset, determination, calculation, record date and payment dates; and the calculation agent;
•	if the debt security is an original issue discount debt security, the yield to maturity;
•	if the debt security is an indexed debt security, the principal amount we will pay you at maturity, the amount of interest, if any, we will pay you on an interest payment date or the formula we will use to calculate these amounts, if any, and whether your debt security will be exchangeable for or payable in our common or preferred stock;
•	any mandatory or optional redemption provisions;
•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;
•	any provisions granting special rights to holders when a specified event occurs;
•	any changes to or additional events of defaults or covenants;
•	any special tax implications of the debt securities, including provisions for original issue discount securities, if offered;
•	the identity of any trustees, authenticating or paying agents, transfer agents or registrars; and

•	any other terms of the debt securities that are consistent with the provisions of the indentures.

The indentures do not limit the amount of debt securities that may be issued. Each indenture allows debt securities to be issued up to the principal amount that may be authorized by us and may be in any currency or currency unit designated by us. (Sections 3.01 and 3.03.)

The terms on which a series of debt securities may be converted into or exchanged for other securities of First Community will be set forth in the prospectus supplement relating to each series. Such terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. The terms may include provisions pursuant to which securities of First Community to be received by the holders of such series of debt securities may be adjusted.

Denominations

Unless otherwise provided in the accompanying prospectus supplement, debt securities will be issued in registered form in denominations of $1,000 each and any multiples thereof. (Section 3.02.)

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Subordination

Under the subordinated debt indenture, payment of the principal, interest and any premium on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all Senior Indebtedness (as defined below). The subordinated debt indenture provides that no payment of principal, interest or any premium on the subordinated debt securities may be made unless we pay in full the principal, interest, any premium or any other amounts on any Senior Indebtedness then due. Also, no payment of principal, interest or any premium on the subordinated debt securities may be made if there shall have occurred and be continuing an event of default with respect to any Senior Indebtedness permitting the holders thereof to accelerate the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to us, then all Senior Indebtedness must be paid in full before any payment may be made to any holders of subordinated debt securities. If after payment of the Senior Indebtedness there remains any amounts available for distribution and any person entitled to payment pursuant to the terms of Other Financial Obligations has not been paid in full all amounts due or to become due on the Other Financial Obligations, then these remaining amounts shall first be used to pay in full the Other Financial Obligations before any payment may be made to the holders of subordinated debt securities. Holders of subordinated debt securities must deliver any payments received by them to the holders of senior indebtedness and Other Financial Obligations until all Senior Indebtedness and Other Financial Obligations are paid in full. (Subordinated debt indenture, Section 16.02.)

The subordinated debt indenture will not limit the amount of Senior Indebtedness and Other Financial Obligations that we may incur. “Senior Indebtedness” means any of the following, whether incurred before or after the execution of the subordinated debt indenture:

(1)        all obligations of ours for the repayment of borrowed money,

(2)        all obligations of ours for the deferred purchase price of property, but excluding trade accounts payable in the ordinary course of business,

(3)        all of our capital lease obligations, and

(4)        all obligations of the type referred to in clauses (1) through (3) of other persons that we have guaranteed or that is otherwise our legal liability;

but Senior Indebtedness does not include the subordinated debt securities or indebtedness that by its terms is subordinated to, or ranks on an equal basis with, the subordinated debt securities.

“Other Financial Obligations” means all obligations of ours to make payment pursuant to the terms of financial instruments, such as:

(1)        securities contracts and foreign currency exchange contracts,

(2)        derivative instruments, including swap agreements, cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange agreements, options, commodity futures contracts and commodity option contracts, and

(3)        similar financial instruments;

but Other Financial Obligations does not include Senior Indebtedness or indebtedness that by its terms is subordinated to, or ranks on an equal basis with, the subordinated debt securities.

Consolidation, Merger or Sale

Each indenture generally permits a consolidation or merger between us and another corporation. They also permit us to sell all or substantially all of our property and assets. If this happens, the remaining or acquiring corporation shall assume all of our responsibilities and liabilities under the indentures including the payment of all amounts due on the debt securities and performance of the covenants in the indentures.

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However, we will only consolidate or merge with or into any other corporation or sell all or substantially all of our assets according to the terms and conditions of the indentures. The remaining or acquiring corporation will be substituted for us in the indentures with the same effect as if it had been an original party to the indenture. Thereafter, the successor corporation may exercise our rights and powers under any indenture, in our name or in its own name. Any act or proceeding required or permitted to be done by our board of directors or any of our officers may be done by the board or officers of the successor corporation. If we merge with or into any other corporation or sell all or substantially all of our assets, we shall be released from all liabilities and obligations under the indentures and under the debt securities. (Sections 10.01 and 10.02.)

Modification of Indentures

Under each indenture, our rights and obligations and the rights of the holders may be modified with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification. No modification of the principal or interest payment terms, and no modification reducing the percentage required for modifications, is effective against any holder without its consent. (Sections 11.01 and 11.02.)

Events of Default

The senior debt indenture provides that an “Event of Default” regarding any series of senior debt securities will be any of the following:

•	failure to pay interest on any debt security of such series for 30 days;
•	failure to pay the principal or any premium on any debt security of such series when due;
•	failure to deposit any sinking fund payment when due by the terms of a debt security of such series;
•	failure to perform any other covenant in the indenture that continues for 90 days after being given written notice;
•	a default under any of our other indebtedness or the indebtedness of any of our significant subsidiaries (whether currently existing or created in the future) exceeding $4,000,000 in aggregate principal amount which results in acceleration of that indebtedness and such acceleration has not been rescinded or annulled within 30 days of the related declaration;
•	certain events involving our bankruptcy, insolvency or reorganization; or
•	any other event of default included in any indenture or supplemental indenture. (Senior debt indenture, Section 5.01.)

The subordinated debt indenture provides that an “Event of Default” regarding any series of subordinated debt securities will occur only upon certain events involving our bankruptcy, insolvency or reorganization. A default in the payment of principal or interest or in the performance of any covenant or agreement in the subordinated debt securities of any series or in the subordinated indenture is not an Event of Default under the subordinated debt indenture and does not provide for any right of acceleration of the payment of principal of a series of subordinated debt securities. However, in the event of a default in the payment of principal or interest, the holder of any debt security shall have the right to institute a suit for the collection of such overdue payment.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under an indenture. The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal or interest) if it considers such withholding of notice to be in the best interests of the holders. (Section 6.02.)

If an Event of Default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of the series may declare the entire principal of all the debt securities of that series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a majority of the aggregate principal amount of the debt securities of that series can void the declaration. (Section 5.02.)

Other than its duties in case of a default, a trustee is not obligated to exercise any of its rights or powers under any indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. (Section 6.01.) If they provide this reasonable indemnification, the holders of a majority in principal amount of any series of debt securities may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for each series of debt securities. (Section 5.12.)

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Covenants

Under the indentures, we will agree to:

•	pay the principal, interest and any premium on the debt securities when due;

•	maintain a place of payment;

•	deliver a report to the trustee at the end of each fiscal year certifying as to the absence of events of default and to our compliance with the terms of the indentures; and

•	deposit sufficient funds with any paying agent on or before the due date for any principal, interest or any premium.

Payment and Transfer

Principal, interest and any premium on fully registered securities will be paid at designated places. Payment will be made by check mailed to the persons in whose names the debt securities are registered on days specified in the indentures or any prospectus supplement. Debt securities payments in other forms will be paid at a place designated by us and specified in a prospectus supplement. (Section 3.07.)

Fully registered securities may be transferred or exchanged at the corporate trust office of the trustee or at any other office or agency maintained by us for such purposes, without the payment of any service charge except for any tax or governmental charge. (Section 3.05.)

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global certificates that will be deposited with a depositary identified in a prospectus supplement. Unless it is exchanged in whole or in part for debt securities in definitive form, a global certificate may generally be transferred only as a whole unless it is being transferred to certain nominees of the depositary. (Section 2.03.)

Unless otherwise stated in any prospectus supplement, The Depository Trust Company, New York, New York (“DTC”) will act as depositary. Beneficial interests in global certificates will be shown on, and transfers of global certificates will be affected only through records maintained by DTC and its participants.

Defeasance

We will be discharged from our obligations on the senior debt securities of any series at any time if we deposit with the trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the senior debt securities of the series. We must also deliver to the trustee an opinion of counsel to the effect that the holders of the senior debt securities of that series will have no federal income tax consequences as a result of such deposit. If this happens, the holders of the senior debt securities of the series will not be entitled to the benefits of the senior debt indenture except for registration of transfer and exchange of senior debt securities and replacement of lost, stolen or mutilated senior debt securities. (Senior debt indenture, Section 15.02.)

The subordinated debt indenture does not contain provisions for the defeasance and discharge of our obligations on the subordinated debt securities and the subordinated indenture.

The Trustee

The occurrence of any default under either the senior debt indenture or the subordinated debt indenture could create a conflicting interest for the trustee under the Trust Indenture Act. If such default has not been cured or waived within 90 days after the trustee has or acquired a conflicting interest, the trustee would generally be required by the Trust Indenture Act to eliminate such conflicting interest or resign as the trustee with regard to the senior debt securities issued under the senior debt indenture, with respect to the subordinated debt securities issued under the subordinated debt indenture. In the event of the trustee's resignation, we shall promptly appoint a successor trustee with respect to the affected securities.

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The Trust Indenture Act also imposes certain limitations on the right of the trustee, as a creditor of us, to obtain payment of claims in certain cases, or to realize on certain property received in respect to any such claim or otherwise. The trustee will be permitted to engage in other transactions with us, provided that if it acquires a conflicting interest within the meaning of Section 310 of the Trust Indenture Act, it must generally either eliminate such conflict or resign.

DESCRIPTION OF WARRANTS

The following briefly describes the general terms and provisions of the warrants for the purchase of preferred stock or common stock that we may issue. Warrants issued pursuant to this prospectus may be issued independently or together with any preferred stock or common stock. Warrants sold with other securities may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent who will be specified in the warrant agreement and in the prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

This summary of some of the terms and other provisions of the warrants that may be issued is not complete and is qualified in its entirety by reference to the applicable warrant agreement and related warrant certificate and the prospectus supplement, which both will be filed with the SEC. You should refer to this prospectus, the prospectus supplement, the warrant agreement, including the forms of securities warrant certificate representing the securities warrants, relating to the specific warrants that we may offer for the complete terms of the warrant agreement and the warrants. For more information on how you can obtain copies of the applicable warrant agreement, if we offer warrants, see “Where You Can Find More Information.” We urge you to read the applicable warrant agreement and the applicable prospectus supplement and any other offering material in their entirety.

The applicable prospectus supplement related to an issuance of warrants will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

•	the title of the warrants;
•	the aggregate number of the warrants;
•	the price or prices at which the warrants will be issued;
•	the currency or currencies (including composite currencies) in which the price or prices of the warrants may be payable;
•	the designation, amount and terms of the offered securities purchasable upon exercise of the warrants;
•	if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;
•	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;
•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;
•	the price or prices at which and currency or currencies in which the offered securities purchasable upon exercise of the warrants may be purchased;
•	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;
•	if applicable, the minimum or maximum amount of the warrants that may be exercised at anyone time;
•	information with respect to book-entry procedures, if any; and
•	any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

The prospectus supplement relating to any warrants to purchase equity securities may also include, if applicable, a discussion of certain U.S. federal income tax and ERISA considerations.

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Warrants for the purchase of preferred stock and common stock will be offered and exercisable for U.S. dollars only. Each warrant will entitle its holder to purchase the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement and warrant agreement.

Prior to the exercise of any warrants to purchase preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the preferred stock or common stock purchasable upon exercise, including, the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

DESCRIPTION OF UNITS

The following briefly describes the general terms and provisions of the units that we may offer. We may issue units comprising one or more of the securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.

The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

•	the terms of the units and of any of the common stock, preferred stock and warrants comprising the units, including whether and under what circumstances the units may be traded separately;
•	a description of the terms of any unit agreement governing the units;
•	a description of the provisions for the payment, settlement, transfer or exchange of the units or the securities comprising those units; and
•	whether the units will be issued fully registered or in global form.

The description in the applicable prospectus supplement and other offering material of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC if we offer units. For more information on how you can obtain copies of the applicable unit agreement if we offer units, see “Where You Can Find More Information.” We urge you to read the applicable unit agreement and the applicable prospectus supplement and any other offering material in their entirety.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus to or through one or more agents, underwriters, dealers or directly to purchasers on a continuous or delayed basis.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time, at market prices prevailing at the times of sale, at prices related to such prevailing market prices or at negotiated prices.

Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement. For each series of securities, the applicable prospectus supplement will set forth the terms of the offering including:

•	the public offering price;
•	the name or names of any underwriters, dealers or agents;
•	the purchase price of the securities;
•	the proceeds from the sale of the securities to us;
•	any underwriting discounts, agency fees, or other compensation payable to underwriters or agents;
•	any discounts or concessions allowed or reallowed or repaid to dealers; and
•	the securities exchanges on which the securities will be listed, if any.

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If we use underwriters in the sale of securities, the securities will be acquired by the underwriters for their own account. The underwriters may then resell the securities in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale or thereafter. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if they purchase any securities. The public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

If we use dealers in the sale of securities, we will sell securities to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. We may solicit offers to purchase the securities directly, and we may sell the securities directly to institutional or other investors, who may be deemed underwriters within the meaning of the Securities Act with respect to any resales of those securities. The terms of these sales will be described in the applicable prospectus supplement. If we use agents in the sale of securities, unless otherwise indicated in the prospectus supplement, they will use their reasonable best efforts to solicit purchases for the period of their appointment. Unless otherwise indicated in a prospectus supplement, if we sell directly, no underwriters, dealers or agents would be involved. We will not make an offer of securities in any jurisdiction that does not permit such an offer.

We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover overallotments, if any, in connection with the distribution. Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with SEC orders, rules and regulations and applicable law. To the extent permitted by applicable law and SEC orders, rules and regulations, an overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. To the extent permitted by applicable law and SEC orders, rules and regulations, short covering transactions involve purchases of the common stock in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the common stock originally sold by the dealer is purchased in a covering transaction to cover short positions. Those activities may cause the price of the common stock to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters who are qualified market makers on the NASDAQ Stock Market may engage in passive market making transactions in the common stock on the NASDAQ Stock Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

Underwriters, dealers and agents that participate in any distribution of securities may be deemed to be underwriters as defined in the Securities Act. Any discounts, commissions or profit they receive when they resell the securities may be treated as underwriting discounts and commissions under the Securities Act of 1933. Only underwriters named in the prospectus supplement are underwriters of the securities offered in the prospectus supplement. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including certain liabilities under the Securities Act, or to contribute with respect to payments that they may be required to make.

We may authorize underwriters, dealers or agents to solicit offers from certain institutions whereby the institution contractually agrees to purchase the securities from us on a future date at a specific price. This type of contract may be made only with institutions that we specifically approve. Such institutions could include banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The underwriters, dealers or agents will not be responsible for the validity or performance of these contracts.

Each series of securities will be a new issue of securities and will have no established trading market, other than our common stock, which is listed on The NASDAQ Global Select Market under the symbol “FCBC”. Unless otherwise specified in the applicable prospectus supplement, the securities will not be listed on any exchange. It has not presently been established whether the underwriters, if any, of the securities will make a market in the securities. If the underwriters make a market in the securities, such market making may be discontinued at any time without notice. No assurance can be given as to the liquidity of the trading market for the securities.

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Agents, dealers and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers or underwriters may be customers of, engage in transactions with, or perform services for us and our subsidiaries in the ordinary course of business.

LEGAL MATTERS

Bowles Rice LLP, Charleston, West Virginia, will pass upon certain legal matters with respect to the securities offered by us from time to time pursuant to this prospectus, unless we indicate otherwise in a prospectus supplement. The name of the law firm advising any underwriters or agents with respect to certain issues relating to any offering will be set forth in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements as of December 31, 2012 and 2011, incorporated in this prospectus by reference from First Community Bancshares Inc.’s 2012 Annual Report on Form 10-K, and the effectiveness of our internal controls over financial reporting as of December 31, 2012, have been audited by Dixon Hughes Goodman LLP, independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon such reports of such firm given upon their authority as experts in accounting and auditing.

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. Other Expenses of Issuances and Distribution.

The following table sets forth the estimated expenses to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, all of which will be paid by the Registrant.

SEC registration fee	$13,020
Legal fees and expenses	$3,000	*
Accounting fees and expenses	$7,000	*
Stock exchange listing fees	$5,000	*
Printing expenses		**
Transfer agent fees		**
Miscellaneous		**
Total	$28,020	**

*	Estimate
**	Not presently known

ITEM 15. Indemnification of Directors and Officers.

Nevada law permits a Nevada corporation, such as the Registrant, to indemnify its directors and officers in certain circumstances. Specifically, Section 78.7502 of the NRS provides as follows:

Indemnification of directors and officers.

(1)           A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director or officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138 or (b) acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere, or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he reasonable believed to be in or not opposed to the bests interests of the corporation, or that, with respect to any criminal action or proceedings, he had reasonable cause to believe that his conduct was unlawful.

(2)          A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer, employee or agent of the corporation, or is or was serving at the request of the corporation, or is or was serving at the request of the corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he (a) is not liable pursuant to NRS 78.138 or (b) acted in good faith and in a manner which he reasonably believed to be in or not, opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person shall have been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for negligence or misconduct in the performance of his duty to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

(3)          To the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (1) or (2) of this section, or in the defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection therewith.

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The Registrant’s articles of incorporation provide that it will indemnify any of its directors, officers, employees or agents against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, relating to service for or at the request of the Registrant. The Registrant will not indemnify a director, officer, employee or agent if: (A) he did not act in good faith; (B) he did not reasonably believe that the actions were either (i) in First Community’s best interests, or (ii) not opposed to the Registrant’s best interests; or (C) with respect to a criminal action or proceeding, he had reasonable cause to believe his conduct was unlawful.

The Registrant’s articles of incorporation also provide that no director will be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except that the director’s liability will not be eliminated or limited: (A) for any breach of the director’s duty of loyalty to the Registrant or its stockholders; (B) for acts or omissions involving intentional misconduct, fraud or a knowing violation of the law; (C) for the payment of any distribution in violation of Nevada law; or (D) for any transaction from which the director derived an improper personal benefit.

ITEM 16. Exhibits.

Exhibit No.	Description

1.1	Form of underwriting agreement *
3.1	Articles of Incorporation of First Community Bancshares, Inc., as amended (1)
3.2	Amended and Restate Bylaws of First Community Bancshares, Inc.(2)
4.1	Form of certificate of designation of series of preferred stock *
4.2	Form of warrant agreement and warrant certificate*
4.3	Form of debt security*
4.4	Form of Indenture for Senior Debt Securities
4.5	Form of Indenture for Subordinated Debt Securities
4.6	Form of unit agreement and unit certificate*
5.1	Opinion of Bowles Rice LLP regarding legality of securities
12.1	Computation of Ratios of Earning to Fixed Charges
23.1	Consent of Dixon Hughes Goodman LLP
23.2	Consent of Bowles Rice LLP (included in Exhibit 5.1 hereto)
24.1	Power of Attorney of certain officers and directors (located on the signature page to the Registration Statement)
25.1	Statement of Eligibility on Form T-1**

*	To be filed, as applicable, by amendment or as an exhibit to a document incorporated by reference herein for the specific offering of securities, if any, to which it relates.
**	To be filed by amendment in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, and the appropriate rules thereunder.
(1)	Incorporated by reference from Exhibit 3(i) of the Quarterly Report on Form 10-Q for the period ended June 30, 2010, filed on August 16, 2010.
(2)	Incorporated by reference from Exhibit 3.1 of the Current Report on Form 8-K dated and filed on August 28, 2012.

ITEM 17. Undertakings.

The undersigned Registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

(i)          to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)          to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

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(iii)          to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)          That, for purposes of determining any liability under the Securities Act of 1933 to any purchaser:

(i)          each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)          each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)          That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)          any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)          any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

(iii)          the portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv)          any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

(6)          That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(7)	That:

(i)          for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)          for purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

(8)          To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bluefield, Commonwealth of Virginia, on April 9, 2013.

FIRST COMMUNITY BANCSHARES, INC.

By:	/s/ John M. Mendez
John M. Mendez
President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitutes and appoints John M. Mendez, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement (including all pre-effective and post-effective amendments thereto and all registration statements filed pursuant to Rule 462(b) which incorporate this registration statement by reference), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Name	Title	Date

/s/ John M. Mendez	President, Chief Executive Officer and Director	April 9, 2013
John M. Mendez	(Principal Executive Officer)

/s/ David D. Brown	Chief Financial Officer	April 9, 2013
David D. Brown	(Principal Accounting Officer)

/s/ William P. Stafford	Chairman of the Board of Directors	April 9, 2013
William P. Stafford

/s/ W.C. Blankenship, Jr.	Director	April 9, 2013
W.C. Blankenship, Jr.

/s/ Franklin P. Hall	Director	April 9, 2013
Franklin P. Hall

/s/ Richard S. Johnson	Director	April 9, 2013
Richard S. Johnson

/s/ Robert E. Perkinson, Jr.	Director	April 9, 2013
Robert E. Perkinson, Jr.

/s/ William P. Stafford, II	Director	April 9, 2013
William P. Stafford, II

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